                                                                EXHIBIT 4.14

                             REPURCHASE AGREEMENT

     This REPURCHASE AGREEMENT, dated as of May 16, 1997 (this "Agreement"), is among HOWMET CORPORATION ("Howmet"), HOWMET CERCAST (U.S.A.), INC., ("HCI"), HOWMET REFURBISHMENT, INC.("HRI"), HOWMET-TEMPCRAFT, INC. ("HTI"), TURBINE COMPONENTS CORPORATION ("TCC", and together with HCI, HRI and HTI, collectively, the "Terminating Sellers", and each a "Terminating Seller") BLADE RECEIVABLES CORPORATION ("BRC"), and MANUFACTURERS AND TRADERS TRUST COMPANY, as trustee under the Pooling Agreement (as defined below)(in such capacity, the "Trustee") (capitalized terms not otherwise defined herein shall have the meanings specified in Appendix A to the Pooling Agreement).

     WHEREAS, Howmet and the Terminating Sellers, as Sellers, and BRC, as Buyer, are parties to an Amended and Restated Receivables Purchase Agreement, dated as of April 18, 1996 (the "Purchase Agreement"), pursuant to which the Sellers have agreed to sell to Buyer and Buyer has agreed to purchase from the Sellers Receivables and other Purchased Assets from time to time owned by the Sellers;

     WHEREAS, BRC, as Transferor, Howmet, as Servicer, and the Trustee are parties to a Blade Receivables Master Trust Amended and Restated Pooling and Servicing Agreement, dated as of April 18, 1996 (the "Pooling Agreement"), pursuant to which BRC has transferred and assigned to Trustee, in its capacity as representative of the Certificate holders and Purchasers, all of the right, title and interests of BRC in the Transferred Assets; and

     WHEREAS, the parties wish to end the Terminating Sellers' participation in the Program on the terms hereinafter provided;

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1  Reassignment to BRC.  Effective upon the occurrence of the
                -------------------
Effective Date (as defined below), the Trustee, at the written direction of BRC, hereby reassigns, retransfers and reconveys to BRC all of the Trustee's right, title and interest in the Transferred Assets that are (a) Receivables that were originated by the Terminating Sellers that were outstanding as of the close of the Business Day preceding the Effective Date (the "Measurement Date"), (b) the Related Security with respect to such Receivables, and (c) Collections and other moneys due or to become due with respect to the foregoing and all proceeds of the foregoing (collectively, the "Retransferred Assets"). In connection with the foregoing, the parties hereto waive the requirement (set forth in the last sentence of Section

13.19 of the Pooling Agreement and Section 1.8(e) of the Purchase Agreement) that any release and reconveyance of Receivables be to a Person other than a Howmet Person.

     The reassignment, retransfer and reconveyance of its interest in the Retransferred Assets by the Trustee to BRC pursuant to this Section is without recourse to the Trustee or representation or warranty of any kind by the Trustee, except that the Trustee represents that it has not sold, transferred or encumbered any of the Retransferred Assets.

     SECTION 2  Repurchase by Terminating Sellers.  Effective upon the sale of
                ---------------------------------
the Retransferred Assets to BRC pursuant to Section 1 hereof, (a) BRC hereby resells to each Terminating Seller, and each Terminating Seller repurchases from BRC, all of BRC's right, title and interest in and to (i) all Receivables that were originated by such Terminating Seller that were sold to BRC pursuant to the Purchase Agreement that were outstanding as of the close of the Measurement Date, (ii) the Related Security for such Receivables, and (iii) Collections with respect to and other proceeds of such Receivables and Related Security (collectively, the "Repurchased Assets"), and (b) the Buyer Note of each Terminating Seller is cancelled. The purchase price for the Repurchased Assets shall be equal to the aggregate Unpaid Balance of the Receivables included in the Retransferred Assets as of the Measurement Date (less the amount of the Buyer Note of each Terminating Seller prior to the cancellation thereof) (the "Repurchase Price"), and shall be paid on the Effective Date means of an appropriate adjustment in the inter-company cash management system maintained by Howmet and the Terminating Sellers. On the Effective Date each Terminating Seller shall cease to be a Seller under the Purchase Agreement.

     The resale of the Repurchased Assets by BRC to the Terminating Sellers pursuant to this Section is without recourse to BRC or representation or warranty of any kind by BRC.

     SECTION 3  Release of Lockboxes and Lockbox Accounts.  Each of the
                -----------------------------------------
Terminating Sellers, Howmet and BRC represents and warrants to the Trustee that no Collections, other than Collections on Transferred Assets originated by the Terminating Sellers, are sent to the Lockboxes listed and described on Schedule A attached hereto (collectively, the "Lockboxes") or deposited in the Lockbox Accounts listed and described on Schedule A attached hereto (collectively, the "Lockbox Accounts"), each of which Lockboxes and Lockbox Accounts are subject to the Lockbox Agreements described on Schedule A attached hereto. Effective upon the occurrence of the Effective Date, each of the Trustee, BRC and Howmet releases all of its interest in the Lockboxes and the Lockbox Accounts; provided any amounts on deposit in the Lockbox Accounts or any items in the Lockboxes that are not Repurchased Assets shall be deposited in the Collection Account.

     SECTION 4  Conditions to Effectiveness.
                ---------------------------

     SECTION 4.1 Effective Date.  The "Effective Date" shall occur on the date
                 --------------
when all of the following conditions have been satisfied:
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     (a) Agreement.  The Trustee shall have received counterparts of this
         ---------
Agreement executed by all of the parties hereto.

     (b) Certifications.  The Trustee shall have received certificates, executed
         --------------
by appropriate officers of BRC, Howmet and each Terminating Seller, to the effect that:

        (i) All conditions to the termination of each Terminating Seller as a Seller in subclauses (i), (ii) and (iii) of Section 1.8(b) of the Purchase Agreement have been satisfied.

        (ii) No such termination (either individually or in the aggregate) will have a Material Adverse Effect.

        (iii) At the time of the Trustee's delivery of the UCC termination statements described in Section 4.2 below, the Trustee will no longer hold any right, title or interest in the Retransferred Assets.

        (iv) No Early Amortization Event or Unmatured Early Amortization Event is continuing or will reasonably be expected to result from the termination of any one or all of the Terminating Sellers.

        (v) Each Terminating Seller is a Permitted Terminating Seller.

     c)  Opinion of Counsel.  The Trustee shall have received an opinion of
         ------------------
Paul, Hastings, Janofsky & Walker LLP, special Connecticut counsel to Howmet, the Terminating Sellers and BRC, dated as of the date hereof and substantially in the form of Exhibit A hereto.

     (d) Payment of Repurchase Price.  The Repurchase Price shall have been paid
         ---------------------------
by means of an appropriate adjustment in the inter-company cash management system maintained by Howmet and the Terminating Sellers.

     SECTION 4.2  UCC Releases.  On or promptly after the Effective Date, the
                  ------------
Trustee shall execute and deliver (at the joint and several expense of the Terminating Sellers) such UCC termination statements and releases as the Terminating Sellers shall reasonably request to evidence the release of the Trustee's interests in the Retransferred Assets.

     SECTION 5  GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE
                -------------
WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE TRANSFER OF THE RETRANSFERRED ASSETS TO BRC OR THE TRANSFER OF THE REPURCHASED ASSETS TO ANY TERMINATING SELLER, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

     SECTION 6  Execution in Counterparts.  This Agreement may be executed in
                -------------------------
any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     SECTION 7  Confirmation of Transaction Documents.  Except as modified
                -------------------------------------
hereby, each Transaction Document is ratified and confirmed in all respects.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers and delivered as of the day and year first above written.


                         HOWMET CORPORATION


                         By:  /s/
                            ---------------------------
                         Name:
                         Title:


                         HOWMET CERCAST (U.S.A.), INC.


                         By:  /s/
                            ---------------------------
                         Name:
                         Title:


                         HOWMET REFURBISHMENT, INC.


                         By:  /s/
                            ---------------------------
                         Name:
                         Title:


                         HOWMET-TEMPCRAFT, INC.


                         By:  /s/
                            ---------------------------
                         Name:
                         Title:


                         TURBINE COMPONENTS CORPORATION


                         By:  /s/
                            ---------------------------
                         Name:
                         Title:

                         BLADE RECEIVABLES CORPORATION


                         By: /s/
                             ----------------------------
                         Name:
                         Title:

                         MANUFACTURERS AND TRADERS TRUST
                         COMPANY, as Trustee


                         By: /s/
                             ----------------------------
                         Name:
                         Title:

                                   SCHEDULE A

                         Lockboxes and Lockbox Accounts

Howmet Cercast (U.S.A.), Inc.
-----------------------------

1. Lockboxes numbered 951378, 951386 and 951391 and the corresponding demand deposit account numbered 1867-075365 at Wachovia Bank ("Wachovia"), subject to the Lockbox Account Letter Agreement dated December 13, 1995, among Howmet Cercast (U.S.A.), Inc. ("HCI"), Blade Receivables Corporation ("BRC"), Wachovia and Manufacturers and Traders Trust Company, as Trustee (in such capacity, the "Trustee").

2. Lockboxes numbered 71916, 71966 and 71866 and the corresponding demand deposit account numbered 292-075-9 at Harris Bank ("Harris"), subject to the Lockbox Account Letter Agreement dated December 13, 1995, among HCI, BRC, Harris and the Trustee.

Howmet Refurbishment, Inc.
--------------------------

1. EDI collections account numbered 1-000-312-295 at PNC Bank, N.A. ("PNC"), subject to the Lockbox Account Letter Agreement dated December 13, 1995, among Howmet Refurbishment, Inc. ("HRI"), BRC, PNC and the Trustee.

2. Demand deposit account numbered 910-2-698959 at The Chase Manhattan Bank ("Chase"), subject to the Account Letter Agreement dated December 13, 1995, among HRI, BRC, Chase and the Trustee.

3. Lockbox numbered 70231 and the corresponding demand deposit account numbered 4613-606 at Bank of Montreal ("BOM"), subject to the Lockbox Account Letter Agreement dated December 13, 1995, among HRI, BRC, BOM and the Trustee.

4. Lockboxes numbered 75096 and 951294 and the corresponding demand deposit account numbered 8735-071434 at Wachovia, subject to the Lockbox Account Letter Agreement dated December 13, 1995, among HRI, BRC, Wachovia and the Trustee.

5. Lockbox numbered 71250 and the corresponding demand deposit account numbered 292-077-5 at Harris, subject to the Lockbox Account Letter Agreement dated December 13, 1995, among HRI, BRC, Harris and the Trustee.

Howmet-Tempcraft, Inc.
----------------------

1. Lockbox numbered 71284 and the corresponding demand deposit account numbered 0010994587 at Society National Bank ("Society"), subject to the Lockbox Account Letter Agreement dated December 13, 1995, among HRI, BRC, Society and the Trustee.

Turbine Components Corporation
------------------------------

1. Lockbox numbered 30815 and the corresponding demand deposit account numbered 00-5044-4115 at Fleet National Bank of Connecticut ("Fleet"), subject to the Lockbox Account Letter Agreement dated December 13, 1995, among HRI, BRC, Fleet and the Trustee.

2. Lockbox numbered 9512 and the corresponding demand deposit account numbered 1310968 at Bank of New Haven ("BNH"), subject to (i) the Lockbox Account Letter Agreement dated December 13, 1995 (the "Agreement"), among HRI, BRC, BNH and the Trustee and (ii) the Addendum to the Agreement dated as of December 13, 1995.

                                   EXHIBIT A

               [Opinion of Paul, Hastings, Janofsky & Walker LLP]